UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

ALERUS FINANCIAL CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee paid previously with preliminary materials.
☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

2023 PROXY STATEMENT

ALERUS
FINANCIAL CORPORATION

March 27, 2023 Notice of Annual Meeting of Stockholders		401 Demers Avenue Grand Forks, North Dakota 58201

TIME & DATE	ACCESS	RECORD DATE
Monday May 8, 2023 1:30 p.m., Central Time	Virtually at https://web.lumiagm.com/288140204	Wednesday, March 15, 2023

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Alerus Financial Corporation (the “Company”) will be conducted through virtual means only via live webcast. The annual meeting will take place on Monday, May 8, 2023, at 1:30 p.m., Central Time.

At the annual meeting, stockholders will be asked:

1	2	3

to elect the eight director nominees named in the accompanying proxy statement to serve on the board of directors of the Company;	to ratify the appointment of RSM US LLP as the independent public accounting firm for the Company for the fiscal year ending December 31, 2023; and	to transact such other business as may properly be brought before the annual meeting or any adjournments or postponements of the meeting.

Only stockholders of record as of the close of business on March 15, 2023 will be entitled to notice of, and to vote at, the annual meeting. If there are an insufficient number of votes for a quorum, the meeting may be adjourned or postponed to permit us to continue to solicit proxies.

We are using the Securities and Exchange Commission rule that allows us to furnish our proxy statement, Annual Report on Form 10-K for the year ended December 31, 2022, and proxy card to stockholders over the internet. This means our stockholders will receive only a notice containing instructions on how to access proxy materials over the internet. This proxy statement, our Annual Report on Form 10-K for the year ended December 31, 2022, and the proxy card are available at investors.alerus.com and http://www.astproxyportal.com/ast/19579/. If you receive the notice but would still like to request paper copies of the proxy materials, please follow the instructions on the notice. By delivering proxy materials electronically to our stockholders, we can reduce the costs of printing and mailing our proxy materials. This notice is first being mailed to stockholders, and we intend to provide access to the proxy materials to the stockholders of record, beginning on or about March 27, 2023.

Stockholders can participate in and vote during the annual meeting by visiting https://web.lumiagm.com/288140204 and entering (i) passcode: alerus2023; and (ii) the 11-digit control number found on the proxy card distributed to each stockholder entitled to vote as of the record date. Stockholders may also ask questions during the annual meeting by following the instructions available on the meeting website.

Grand Forks, North Dakota March 27, 2023	By Order of the Board of Directors Katie A. Lorenson President and Chief Executive Officer

YOUR VOTE IS VERY IMPORTANT. PLEASE EXERCISE YOUR STOCKHOLDER RIGHT TO VOTE, REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE VIRTUAL ANNUAL MEETING.

ALERUS FINANCIAL CORPORATION PROXY STATEMENT Annual Meeting of Stockholders May 8, 2023

This proxy statement (this “Proxy Statement”) is furnished in connection with the solicitation by the board of directors (the “Board”) of Alerus Financial Corporation (the “Company”) of proxies to be voted at the annual meeting of stockholders (the “Annual Meeting”) to be held virtually on Monday, May 8, 2023, at 1:30 p.m. (Central Time), and at any adjournments or postponements of the Annual Meeting. A complete list of the stockholders entitled to vote at the Annual Meeting will be available for inspection upon request of any stockholder for a purpose germane to the Annual Meeting at the Company’s principal executive offices, located at 401 Demers Avenue, Grand Forks, North Dakota 58201, during the ten days prior to the meeting, during ordinary business hours, and during the meeting. We are holding the Annual Meeting virtually. As always, we encourage you to vote your shares prior to the Annual Meeting.

The Company is a Delaware corporation headquartered in Grand Forks, North Dakota. The Company is a registered financial holding company, which owns all the issued and outstanding capital stock of Alerus Financial, National Association, a national banking association with its main office also located in Grand Forks, North Dakota (the “Bank”).

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on May 8, 2023:

We are using the Securities and Exchange Commission (“SEC”) rule that allows us to furnish our Proxy Statement, Annual Report on Form 10-K for the year ended December 31, 2022 and proxy card to stockholders over the internet. This means our stockholders will receive only a notice containing instructions on how to access proxy materials over the internet. If you receive the notice but would still like to request paper copies of the proxy materials, please follow the instructions on the notice. This Proxy Statement and the accompanying proxy card are first being made available to stockholders on or about March 27, 2023.

Our Proxy Statement and 2022 Annual Report on Form 10-K are available online at investors.alerus.com and at http://www.astproxyportal.com/ast/19579/.

Questions and Answers

The following is information regarding the Annual Meeting and voting process, presented in a question and answer format.

Why did I receive a notice regarding the internet availability of proxy materials instead of paper copies of the proxy materials?

We are using the SEC’s notice and access rule that allows us to furnish our proxy materials over the internet to our stockholders instead of mailing paper copies of those materials to each stockholder. As a result, beginning on or about March 27, 2023, we sent our stockholders by mail a notice containing instructions on how to access our proxy materials over the internet and vote. This notice is not a proxy card and cannot be used to vote your shares. If you received a notice this year, you will not receive paper copies of the proxy materials unless you request paper copies of the proxy materials by following the instructions on the notice.

Why are we holding a virtual meeting instead of a physical meeting?

Our Board determined that it would be in the best interests of our stockholders for the Company to hold the Annual Meeting virtually rather than in person. We believe that hosting a virtual meeting will enable more of our stockholders to attend the meeting because it will allow our stockholders to participate from any location around the world with internet access.

How do I virtually attend the Annual Meeting?

The Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted exclusively by live webcast. You are entitled to participate in the Annual Meeting only if you were a stockholder of record as of the record date for the Annual Meeting, March 15, 2023 (the “Record Date”), or if you hold a valid proxy for the Annual Meeting. There is no physical location for the Annual Meeting. You will be able to attend the Annual Meeting online, vote and submit your questions during the meeting by visiting https://web.lumiagm.com/288140204 and entering (i) the passcode alerus2023; and (ii) the 11-digit control number found on the proxy card distributed to each stockholder as of the Record Date. If you are not a stockholder of record but hold shares as a beneficial owner in street name, you should follow the instructions for attending the Annual Meeting provided by your broker or other fiduciary. If you do not comply with the procedures outlined above, you will not be admitted to the virtual Annual Meeting. Online check-in will start shortly before the meeting, which will begin promptly at 1:30 p.m. central time on May 8, 2023. The virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong internet connection wherever they intend to participate in the meeting. Participants should also give themselves plenty of time to log in and ensure that they can hear streaming audio prior to the start of the meeting. A technical support number will be made available on the webpage during check-in for stockholders who experience technical difficulties accessing the virtual Annual Meeting. A complete list of the stockholders entitled to vote at the Annual Meeting will be made available for inspection by clicking the designated stockholder list link that will appear on your screen. The stockholder list may be accessed at any time during the meeting or any adjournment.

How do I ask questions at the Annual Meeting?

In order to submit a question at the Annual Meeting, you will need to log into

https://web.lumiagm.com/288140204 and enter (i) the passcode: alerus2023; and (ii) the 11-digit control number found on the proxy card distributed to each record stockholder. If you would like to ask a question during the meeting, you can type in your question in the “ask a question” text box that will appear on your screen and click “submit”. We encourage you to submit any questions as soon as possible to ensure your question is received.

Why did I receive access to this Proxy Statement and proxy card?

We have made the proxy materials available to you over the internet because ,on the Record Date, you owned shares of the Company’s common stock, $1.00 par value per share (the “Common Stock”). This Proxy Statement describes the matters that will be presented for consideration by the stockholders at the Annual Meeting. It also gives you information concerning the matters to assist you in making an informed decision.

The Board is asking you to give us your proxy. Giving us your proxy means that you authorize another person or persons to vote your shares of Common Stock at the Annual Meeting in the manner you direct. If you vote using one of the methods described herein, you appoint the proxy holder as your representative at the meeting, who will vote your shares as you instruct, thereby assuring that your shares will be voted whether or not you attend the meeting. Even if you plan to attend the meeting, you should complete, sign and return your proxy card, or vote by internet or telephone, in advance of the meeting, just in case your plans change. If you have signed and returned the proxy card, or voted by internet or telephone, and an issue comes up for a vote at the meeting that is not identified in this Proxy Statement or on the proxy card, the proxy holder will vote your shares, pursuant to your proxy, in accordance with his or her judgment.

2023 Proxy Statement	3

What matters will be voted on at the Annual Meeting?

You are being asked to vote on: (1) the election of the eight director nominees named in this Proxy Statement to serve on the Board; and (2) the ratification of the appointment of RSM US LLP (“RSM”) as our independent public accounting firm for the 2023 fiscal year.

What are the Board’s voting recommendations?

The Board recommends that you vote your shares “FOR” the election of each of the eight director nominees named in this Proxy Statement and “FOR” the ratification of RSM as our independent public accounting firm for the 2023 fiscal year.

How do I vote?

Stockholders of Record. If you are a stockholder of record (that is, if your shares are registered in your own name with our transfer agent), you may vote using the enclosed proxy card. Voting instructions are provided on the proxy card contained in the proxy materials.

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name (that is, if you hold your shares through a bank, broker or other holder of record), you must provide your voting instructions in accordance with the voting instruction form provided by your bank, broker or other holder of record, who will then vote your shares on your behalf. The availability of telephone or internet voting will depend upon your bank’s, broker’s, or other holder of record’s voting process.

Although you may vote by mail, we ask that you vote instead by internet or telephone, which saves us postage and processing costs. You may vote by telephone by calling the toll-free number specified on your proxy card or vote by internet by accessing the website specified on your proxy card and by following the preprinted instructions on the proxy card. If you submit your vote by telephone or internet, you may incur costs, such as cable telephone and internet access charges. Votes submitted by telephone or internet must be received by 11:59 p.m., Eastern Time, on Sunday, May 7, 2023. The giving of a proxy by either of these means will not affect your right to vote in person if you decide to attend the meeting.

You may also vote online during your attendance at the virtual Annual Meeting using the 11-digit control number found on the proxy card.

Please note that if your shares are held in the name of a broker or other fiduciary (i.e., in street name), you will need to follow the instructions provided by your broker or other fiduciary to vote your shares electronically during the virtual Annual Meeting. Even if you plan to attend the virtual Annual Meeting, you should complete, sign and return your proxy card, or vote by telephone or internet, in advance of the Annual Meeting just in case your plans change.

What happens if I do not give specific voting instructions?

Stockholders of Record. If you are a stockholder of record and you: (i) indicate when voting on the internet or by telephone that you wish to vote as recommended by the Board; or (ii) sign and return a proxy card without giving specific voting instructions; then the persons named as proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement and as the proxy holders may determine in their judgment with respect to any other matters properly presented for a vote at the Annual Meeting.

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name and do not provide the bank, broker or other holder of record that holds your shares with specific voting instructions, then, under applicable rules, the bank, broker or other holder of record that holds your shares may generally vote on “routine” matters but cannot vote on “non-routine” matters. If the bank, broker or other holder of record that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that bank, broker or other holder of record will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.”

At the meeting, the election of directors is considered a non-routine matter, but the ratification of the appointment of our independent registered public accounting firm is considered a routine matter. This means that, if you hold your shares in street name and do not instruct the bank, broker or other holder of record that holds your shares with specific voting instructions, then the bank broker or other holder of record that holds your shares will not have the authority to vote on the election of directors, but will have the authority to vote on the ratification of the appointment of our independent registered public accounting firm.

What should I do if some or all of my shares are held by the Company’s Employee Stock Ownership Plan?

If you hold shares of Common Stock as a participant in the Alerus Financial Corporation Employee Stock Ownership Plan (the “ESOP”), you will be receiving this Proxy Statement, together with a confidential voting instruction form, from the trustee of the ESOP (the “Trustee”). You should submit your confidential voting instruction form directly to the Trustee, who will vote the shares allocated to you in accordance with your direction. If no voting instructions are received by the Trustee with respect to the shares allocated to you, the Trustee will vote such shares in a manner that is consistent with and proportionate to the voting instructions received from those ESOP participants and beneficiaries who did provide voting direction to the Trustee. If you have any questions regarding these procedures, you should contact the Trustee directly.

2023 Proxy Statement	4

If you hold shares of Common Stock as a participant in the ESOP and shares of Common Stock outside of the ESOP, you should submit to the Trustee a confidential voting instruction form with respect to the shares held through the ESOP, and also submit a proxy to the Company for the shares held outside the ESOP.

What if I change my mind after I return my proxy?

If you hold your shares in your own name, you may revoke your proxy and change your vote at any time before the polls close at the Annual Meeting. You may do this by:

■	signing another proxy card with a later date and returning that proxy card to American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, Brooklyn, NY 11219;
■	timely submitting another proxy via telephone or internet; or
■	voting in person at the virtual Annual Meeting.

If you hold your shares in the name of your broker or the ESOP, and desire to change your vote, you will need to contact your broker or the Trustee to do so.

What is the quorum for each matter?

The holders of shares of stock having a majority of the votes that could be cast by the holders of all outstanding shares of stock entitled to vote at the Annual Meeting as of the Record Date must be present in person or by proxy at the Annual Meeting in order to hold the Annual Meeting and conduct business. Virtual attendance at the Annual Meeting constitutes presence “in person” for purposes of determining a quorum at the Annual Meeting. Shares are counted as present at the meeting if the stockholder either:

■	is present and votes in person at the meeting; or
■	has properly submitted a signed proxy card or other proxy, including voting by telephone or internet.

On the Record Date there were 20,161,620 shares of Common Stock issued and outstanding, which is the only class of voting stock of the Company outstanding. Therefore, at least 10,080,811 shares need to be represented in order to constitute a quorum. Broker non-votes will count for purposes of determining whether or not a quorum is present since a routine matter (the ratification of the appointment of our independent registered public accounting firm) is on the proxy ballot. Similarly, abstentions will be considered in determining the presence of a quorum. Only the holders of record of Common Stock at the close of business on the Record Date are entitled to receive notice of the Annual Meeting and to vote on such matters as may come before the Annual Meeting. Each share of Common Stock is entitled to one vote per share of Common Stock.

What happens if a director nominee is unable to stand for election?

The Board may, by resolution, provide for a lesser number of directors or designate a substitute nominee. In the latter case, shares represented by proxies may be voted for a substitute nominee. You cannot vote for more than eight director nominees. The Board has no reason to believe any nominee will be unable to stand for election.

How many votes may I cast?

You are entitled to cast one vote for each share of Common Stock you owned on the Record Date. The proxy card included with this Proxy Statement indicates the number of shares owned by an account attributable to you. Stockholders do not have cumulative voting rights with respect to the election of directors.

How many votes are needed for each proposal?

On Proposal 1 (Election of Directors), the eight individuals receiving the highest number of votes cast “for” their election will be elected as directors of the Company. In an uncontested election, all director nominees will be elected if they receive at least one vote “for” their election. Abstentions, votes to “withhold,” and broker non-votes, if any, will not affect the outcome of the election.

Proposal 2 (Ratification of RSM) must receive the affirmative vote of the majority of shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter. Abstentions will have the same legal effect as a vote “against” this proposal, while broker non-votes, because they will not be counted as entitled to vote, will not affect the voting on this proposal.

Unless otherwise provided by law, or by the Third Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) or the Second Amended and Restated Bylaws of the Company (the “Bylaws”), any other matter properly brought before the Annual Meeting or any adjournment thereof shall be decided by the affirmative vote of the majority of shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter. Abstentions will have the same legal effect as a vote “against” these matters, while broker non-votes, because they will not be counted as entitled to vote, will not affect the voting on such matters.

2023 Proxy Statement	5

Who bears the cost of soliciting proxies?

The Company will bear the cost of soliciting proxies. In addition to solicitations by mail, officers, directors or employees of the Company or its subsidiary may solicit proxies in person or by telephone. These persons will not receive any special or additional compensation for soliciting proxies. We have engaged Broadridge Financial Solutions to assist in the delivery of proxy materials and to establish and operate online and telephonic voting platforms and processes. We may also reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders.

Where do I find the voting results of the meeting?

If available, we will announce voting results at the Annual Meeting. The voting results will also be disclosed in a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting.

How can multiple stockholders sharing the same address request to receive only one notice or one set of proxy materials and other investor communications?

You may elect to receive future notices and proxy materials, as well as other investor communications, in a single package per address. This practice, known as “householding,” is designed to reduce our paper use and printing and postage costs. To make this election, please indicate on your proxy card under “Householding Election” your consent to receive such communications in a single package per address. Once we receive your consent, we will send a single package per household going forward, until you revoke your consent or request separate copies of our proxy materials by contacting the Company’s Secretary at 401 Demers Avenue, Grand Forks, North Dakota 58201 or (701) 795-3200. We will start sending you individual copies of proxy materials and other investor communications following receipt of your revocation.

2023 Proxy Statement	6

PROPOSAL 1— Election of Directors

General

The Company has one class of directors. Our directors serve for one-year terms or until their successors are elected and qualified. The Company’s current Certificate of Incorporation provides that the Board will consist of a maximum of twelve persons and a minimum of five persons, and the Company’s current Bylaws provide that the number of directors may be fixed from time to time by the Board within the range set by the Certificate of Incorporation. By resolutions adopted by the Board, the number of directors of the Board is currently fixed at eight.

The Board, acting upon the recommendation of the Nominating and Corporate Governance Committee, has nominated the following eight director nominees for election at the Annual Meeting, each to hold office for a one-year term expiring at the annual meeting of stockholders in 2024 or until a successor is elected and qualified: Daniel E. Coughlin, Galen G. Vetter, Janet O. Estep, Katie A. Lorenson, Kevin D. Lemke, Mary E. Zimmer, Michael S. Mathews, and Randy L. Newman. All of the director nominees are currently serving on the Board.

On September 30, 2022, Jill E. Schurtz a director since 2021, stepped down from her Board position. Ms. Schurtz informed the Company that her decision to resign was to avoid any appearance of a conflict of interest given her new role as the Executive Director and Chief Investment Officer of the Minnesota State Board of Investment.

All of the director nominees have consented to serve. If for any reason any nominee becomes unavailable for election, the Board may designate a substitute nominee, in which event the shares represented by proxies properly returned to the Company will be voted for the substitute nominee, unless an instruction to the contrary is indicated on the proxy card.

The eight individuals receiving the highest number of votes cast “FOR” their election will be elected as directors of the Company. In an uncontested election, all director nominees will be elected if they receive at least one vote “for” their election. Abstentions and broker non-votes, if any, will not affect the outcome of the election.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE NOMINEES FOR DIRECTOR.

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INFORMATION ABOUT THE DIRECTOR NOMINEES

The following table sets forth information as of the date of this Proxy Statement regarding the nominees for election.

Nominees

Daniel E. Coughlin Director, Executive Chairman
Age: 60 Director since: 2016 Committees: ◾ Compensation (chair) ◾ Audit

Mr. Coughlin, a director of the Company since 2016, served as the Managing Director and Co-Head of the Financial Services Practice at Raymond James & Associates from 2011 until his retirement in 2014.

■
Beginning in 2001, Mr. Coughlin served as Chairman and CEO of Howe Barnes Hoefer & Arnett prior to its 2011 merger with Raymond James and served eight additional years with Howe Barnes Hoefer & Arnett in various capacities.
■
Mr. Coughlin also spent seven years with the Federal Reserve Bank of Chicago where he assessed the competitive implications of bank mergers and acquisitions.
■
As an industry veteran with over 40 years of financial services experience, Mr. Coughlin has knowledge and experience in areas such as strategic planning, risk management, mergers, and acquisitions, and capital formation.

Katie A. Lorenson Director, President and Chief Executive Officer
Age: 42 Director since: 2021

Ms. Lorenson serves as the President and Chief Executive Officer of the Company after being named to those positions in 2021, following Mr. Newman’s retirement. Ms. Lorenson joined the Company as Executive Vice President and Chief Financial Officer in December 2017.

■
Ms. Lorenson is a seasoned executive with extensive experience overseeing financial service organizations and product and services management, most recently serving as Chief Financial Officer at MidWestOne Financial Group, Inc.
■
Ms. Lorenson previously served as Chief Financial Officer for Central Bancshares, Inc. which was acquired by MidWestOne Financial Group, Inc. in 2015. Prior to these roles, Ms. Lorenson served as Manager on the Financial Institutions Team for RSM (formerly, McGladrey & Pullen).

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Randy L. Newman Director
Age: 69 Director since: 1988 Committees: ◾ Risk (chair)

Mr. Newman, a director of the Company since 1988, joined the Company, formerly First National Bank of North Dakota in 1981, and became its President in 1987 and its Chief Executive Officer in 1995. He served in those roles until he retired from such roles on December 31, 2021.

■
Prior to joining the Company, Mr. Newman taught Corporate Finance and Business Strategy courses at the University of North Dakota. He was a director of the Federal Home Loan Bank of Des Moines from 1997 to 2007.
■
Mr. Newman served as a Class A Director of the Federal Reserve Bank of Minneapolis from 2012 to 2018.
■
Mr. Newman received his BSBA in 1975 and his MBA in 1979 from the University of North Dakota.

Janet O. Estep Director
Age: 66 Director since: 2021 Committees: ◾ Governance Committee (chair) ◾ Risk Other boards: ◾ ACI Worldwide

Ms. Estep, a director of the Company since October 2021, is the former Chief Executive Officer and President of NACHA, the governing body for the US ACH payment network, a position she held since 2008.

■
Ms. Estep is an accomplished executive with extensive knowledge of digital technology, electronic payments, strategic planning, mergers and acquisitions, product development and sales, marketing, and risk management.
■
Before joining NACHA, Ms. Estep served as Executive Vice President of U.S. Bank’s Transaction Services Division. Ms. Estep previously led the sales and marketing teams of Pace Analytical and its major environmental lab location.
■
Before Pace Analytical, Ms. Estep developed extensive technology knowledge through many field and headquarters positions with IBM, managing sales teams and product development for both hardware and software.
■
Ms. Estep received a B.A. in Economics and Psychology from St. Olaf College and currently serves on the board of ACI Worldwide, a global payments software provider, also serving on its Nominating and Governance and its Audit/Risk Committees.

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Kevin D. Lemke Director
Age: 70 Director since: 1994 Committees: ◾ Nominating and Corporate Governance ◾ Audit

Mr. Lemke, a director of the Company since 1994, has been the President and owner of Virtual Systems, Inc. since 1994.

■
Mr. Lemke is the former owner and information systems director of ComputerLand of Grand Forks. He is also an investor with RAIN Source Capital, which focuses on growing private companies through a community-based system of investors, capital, and expertise.
■
Mr. Lemke earned a Bachelor of Science degree in mathematics and computer science, magna cum laude, from the University of North Dakota in 1975.
■
Mr. Lemke also holds a certificate in data processing and computer programming from the Institute for Certification of Computer Professionals.

Michael S. Mathews Director
Age: 51 Director since: 2019 Committees: ◾ Compensation ◾ Risk

Mr. Mathews, a director of the Company since 2019, is the President and CEO of CREO Create LLC, a business optimization advisory firm which he co-founded in 2022.

■
In addition to leadership roles with Deluxe Corporation, UnitedHealth Group, and Merrill Lynch, Mr. Mathews also previously served as CEO of a management consulting business, the Infology Group, Inc., which he founded and operated.
■
In 2019, Mr. Mathews was honored as the Minnesota Global CIO of the Year Orbie Award winner for large enterprises, and was honored again in 2021 as the National CIO of the Year for large enterprises.
■
Mr. Mathews holds a Bachelor’s degree in business administration and marketing and decision sciences from Miami University.

2023 Proxy Statement	10

Galen G. Vetter Director
Age: 71 Director since: 2013 Committees: ◾ Audit (chair) ◾ Nominating and Corporate Governance Other boards: ◾ Land O’ Lakes, Inc.

Mr. Vetter has served as a director of the Company since 2013. Mr. Vetter has varied and broad board of director experience, having served on over a dozen boards over the past three decades.

■
Mr. Vetter is a retired CPA with an extensive background, including numerous executive-level positions at Franklin Templeton Investments and RSM.
■
Mr. Vetter’s roles at RSM included Partner In-Charge of the Upper Midwest Region and National Executive Partner, with leadership responsibilities for financial management, information technology, and development of professional services industry practices.
■
As CFO and Senior Vice President at Franklin Templeton, Mr. Vetter’s responsibilities included oversight of accounting, financial compliance, and filings in dozens of counties for over four hundred funds.
■
Mr. Vetter was also the executive sponsor for global internal controls and risk management for the Franklin Templeton Funds.
■
Mr. Vetter retired in 2012. Mr. Vetter currently serves as an advisory board member for Land O’Lakes, Inc.
■
Mr. Vetter holds a Bachelor of Science degree with an accounting emphasis from the University of Northern Iowa.

Mary E. Zimmer Director
Age: 60 Director since: 2021 Committees: ◾ Audit ◾ Compensation

Ms. Zimmer, a director of the Company since October 2021, is the former Regional President for Wells Fargo Advisors’, or WFA, wealth management business. She brings more than 35 years of experience in financial services with an extensive background in wealth management, capital markets, strategic planning, client segmentation, and product development.

■
In her role as Regional President of WFA, Ms. Zimmer led the Northern Region covering ten states across the Midwest and Northwest. Ms. Zimmer later launched and led WFA’s Diverse Client Segments team.
■
Prior to WFA, Ms. Zimmer held leadership roles at Royal Bank of Canada U.S. Wealth Management, including Head of International Wealth USA, Head of Wealth Management Services, and Chief Operating Officer/Chief Administrative Officer.
■
Before beginning her wealth management career, Ms. Zimmer worked in public accounting as a licensed CPA at Arthur Young, now Ernst & Young.
■
Ms. Zimmer received her B.A. in Business and Accounting at the University of Saint Thomas and her M.B.T. in Business Taxation at the University of Minnesota – Carlson School of Management.

BOARD DIVERSITY

On August 6, 2021, the SEC approved amendments to the Listing Rules of the Nasdaq Stock Market (“Nasdaq”) related to board diversity. New Listing Rule 5605(f) (the “Diverse Board Representation Rule”) requires Nasdaq-listed companies, subject to certain exceptions, (1) to have at least one director who self-identifies as a female, and (2) to have at least one director who self-identifies as Black or African American, Hispanic or Latinx, Asian, Native American or Alaskan Native, Native Hawaiian or Pacific Islander, two or more races or ethnicities, or as LGBTQ+, or (3) to explain why the reporting company does not have at least two directors on its board who self-identify in the categories listed above. We are not required to fully comply with the Diverse Board Representation Rule until 2025.

In addition, new listing Rule 5606 (the “Board Diversity Disclosure Rule”) requires each Nasdaq-listed company, subject to certain exceptions, to provide statistical information about such company’s Board of Directors, in a uniform format, related to each director’s self-identified gender, race and self-identification as LGTBQ+.

2023 Proxy Statement	11

In the matrices below, we have provided the statistical information required by the Board Diversity Disclosure Rule as of March 31, 2023 and March 31, 2022.

BOARD DIVERSITY MATRIX (AS OF MARCH 31, 2023)

Total number of directors	8

Gender	Male	Female	Non-Binary	Undisclosed

Number of directors based on gender identity	5	3	—	—

Number of directors who identify in any of the categories below:

African American or Black	—	—	—	—

Alaskan Native or American Indian	—	—	—	—

Asian	—	—	—	—

Hispanic or Latinx	—	—	—	—

Native Hawaiian or Pacific Islander	—	—	—	—

White	5	3	—	—

Two or more races or ethnicities	—	—	—	—

LGBTQ+	—	—	—	—

Undisclosed	—	—	—	—

BOARD DIVERSITY MATRIX (AS OF MARCH 31, 2022)

Total number of directors	11

Gender	Male	Female	Non-Binary	Undisclosed

Number of directors based on gender identity	5	6	—	—

Number of directors who identify in any of the categories below:

African American or Black	—	—	—	—

Alaskan Native or American Indian	—	—	—	—

Asian	—	—	—	—

Hispanic or Latinx	—	—	—	—

Native Hawaiian or Pacific Islander	—	—	—	—

White	5	6	—	—

Two or more races or ethnicities	—	—	—	—

LGBTQ+	1

Undisclosed	—	—	—	—

2023 Proxy Statement	12

Corporate Governance and The Board of Directors

We currently have eight directors serving on our Board, a majority of whom we have determined to be “independent,” as that term is defined by Nasdaq. Our Board has evaluated the independence of its members based upon the rules of Nasdaq and the SEC. Applying these standards and based on information provided by each director concerning his or her background, employment and affiliations, our Board has affirmatively determined that, with the exception of Ms. Lorenson and Mr. Newman, each of our current directors is an independent director, as defined under the applicable rules. The Board determined that Ms. Lorenson does not qualify as an independent director because she is an executive officer of the Company and the Bank, and that Mr. Newman does not qualify as an independent director because he was an executive officer of the Company and the Bank within the past three years.

Generally, the Board oversees our business and monitors the performance of our management. In accordance with our corporate governance procedures, the Board does not involve itself in the day-to-day operations of the Company, which are monitored by our executive officers and management. Our directors fulfill their duties and responsibilities by attending regular meetings of the full Board, with additional special meetings held from time to time. Our directors also discuss business and other matters with Ms. Lorenson, other key executives and our principal external advisers (legal counsel, auditors and other consultants) at times other than regularly scheduled meetings when appropriate.

Our Board has established standing committees in connection with the discharge of its responsibilities. These committees include the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Risk Committee. Our Board also may establish such other committees as it deems appropriate, in accordance with applicable laws and regulations, our Certificate of Incorporation and Bylaws.

The current charters of the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Risk Committee are available on the Company’s website at investors.alerus.com under the “Governance – Governance Documents” heading.

BOARD AND COMMITTEE MEETINGS

During the fiscal year ended December 31, 2022, the Board held five regular meetings and no special meetings. During 2022, all directors attended at least 75 percent of the aggregate of the total number of meetings of the Board and the total number of meetings held by the committees on which they served. In 2023, the full Board intends to meet at least four times with special meetings held from time to time when necessary and through committee membership, which is discussed below. Although we do not have a formal policy regarding director attendance at the Annual Meeting, we encourage and expect all of our directors to attend. In 2022, all of the directors serving at that time were present at the Annual Meeting.

The Board also regularly holds executive sessions of the independent (non-management) members of the Board, without inside directors or executive management present. Our Executive Chairman, Mr. Coughlin serves as Chairman at these executive sessions. The Chairman is responsible for coordinating with the Chief Executive Officer to set the agenda for Board meetings and advising the Chief Executive Officer on various Board matters.

COMMITTEE STRUCTURE

The Board exercises certain of its powers through the following committees: Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, and Risk Committee. Each committee has a charter that addresses its purpose, authority, and responsibilities and contains other provisions relating to membership and meeting requirements. As required by its charter, each committee annually reviews and assesses its charter, but may recommend amendments at any time. In addition, each charter requires the committee to annually review its performance. Each committee has the authority to engage outside advisors to the extent it considers appropriate to assist the committee in its work. Each committee is comprised of non-employee directors only, and each non-employee director, other than Mr. Newman sits on at least two committees. Each committee chair reports to the full Board on the matters undertaken at each committee meeting.

2023 Proxy Statement	13

The following table summarizes the current membership of each of the committees of the Board:

NOMINATING AND
CORPORATE
	AUDIT	COMPENSATION	GOVERNANCE	RISK
DIRECTOR NAME	COMMITTEE	COMMITTEE	COMMITTEE	COMMITTEE

Daniel E. Coughlin	X	Chair

Galen G. Vetter	Chair		X

Janet O. Estep			Chair	X

Kevin D. Lemke	X		X

Mary E. Zimmer	X	X

Michael S. Mathews		X		X

Randy L. Newman				Chair

The following is a summary of the functions of each committee:

Audit Committee

Our Audit Committee currently consists of Galen G. Vetter (Chair), Kevin D. Lemke, Mary E. Zimmer and Daniel E. Coughlin. Our Board has evaluated the independence of the members of our Audit Committee and has affirmatively determined that: (i) each of the members of our Audit Committee meets the definition of “independent director” under Nasdaq rules; (ii) each of the members satisfies the additional independence standards under Nasdaq rules and applicable SEC rules for audit committee service; and (iii) each of the members has the ability to read and understand fundamental financial statements. In addition, our Board has determined that Mr. Vetter has the required financial sophistication due to his experience and background, which Nasdaq rules require at least one Audit Committee member have. Our Board has determined that Mr. Vetter also qualifies as an “audit committee financial expert,” as that term is defined under applicable SEC rules. The Audit Committee of the Board met six times in 2022.

Our Audit Committee has adopted a written charter, which sets forth the committee’s duties and responsibilities. The current charter of the Audit Committee is available on our website at investors.alerus.com. As described in its charter, our Audit Committee has responsibility for, among other things:

■	selecting and reviewing the performance of our independent auditors and approving, in advance, all engagements and fee arrangements;
■	reviewing the independence of our independent auditors;
■	meeting with management, internal auditors and the independent auditors to review the effectiveness of our system of internal control and internal audit procedures;
■	reviewing our earnings releases and reports filed with the SEC;
■	reviewing reports of bank regulatory agencies and monitoring management’s compliance with recommendations contained in those reports;
■	reviewing and approving transactions for potential conflicts of interest under our Company’s conflict of interest policy; and
■	handling such other matters that are specifically delegated to the Audit Committee by our Board from time to time.

Compensation Committee

Our Compensation Committee currently consists of Daniel E. Coughlin (Chair), Michael S. Mathews and Mary E. Zimmer. Our Board has evaluated the independence of the members of our Compensation Committee and has affirmatively determined that all of the members of our Compensation Committee are “independent” under Nasdaq rules and also satisfy the additional independence standards under Nasdaq rules for compensation committee service. The Compensation Committee met four times in 2022.

Our Compensation Committee has adopted a written charter, which sets forth the committee’s duties and responsibilities. The current charter of the Compensation Committee is available on our website at investors.alerus.com. As described in its charter, our Compensation Committee has responsibility for, among other things:

■	reviewing, monitoring and approving our overall compensation structure, policies and programs (including benefit plans) and assessing whether the compensation structure establishes appropriate incentives for our executive officers and other employees and meets our corporate objectives;

2023 Proxy Statement	14

■	determining the annual compensation of our Chief Executive Officer;
■	determining stock ownership guidelines for the Chief Executive Officer, directors and other executive officers and monitoring compliance with such guidelines;
■	overseeing the administration of our equity plans and other incentive compensation plans and programs and making recommendations to our Board relating to these matters;
■	preparing the Compensation Committee report to be included in our annual report, to the extent required by SEC rules; and
■	handling such other matters that are specifically delegated to the Compensation Committee by our Board from time to time.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee currently consists of Janet O. Estep (Chair), Kevin D. Lemke and Galen G. Vetter. Our Board has evaluated the independence of the members of our Nominating and Corporate Governance Committee and has affirmatively determined that each of the members of our Nominating and Corporate Governance Committee is “independent” under Nasdaq rules. The Nominating and Corporate Governance Committee met three times in 2022.

Our Nominating and Corporate Governance Committee has adopted a written charter, which sets forth the committee’s duties and responsibilities. The current charter of the Nominating and Corporate Governance Committee is available on our website at investors.alerus.com. As described in its charter, our Nominating and Corporate Governance Committee has responsibility for, among other things:

■	identifying and recommending persons to be selected by our Board as nominees for election as directors or to fill any vacancies on our Board;
■	developing and recommending to the Board a set of corporate governance guidelines applicable to our Company and reviewing these guidelines at least once a year;
■	reviewing the Board’s committee structure and composition and making recommendations to the Board regarding the appointment of directors to serve as members of each committee and as committee chair annually; and
■	handling such other matters that are specifically delegated to the Nominating and Corporate Governance Committee by our Board from time to time.

In carrying out its nominating functions, the Nominating and Corporate Governance Committee has developed qualification criteria for all potential director nominees, including incumbent directors, Board nominees and stockholder nominees included in the proxy statement. These criteria include the following attributes:

■	integrity and high ethical standards in the nominee’s professional life;
■	sufficient educational and professional experience, business experience, or comparable service on other boards of directors to qualify the nominee for service on the Board;
■	evidence of leadership and sound judgment in the nominee’s professional life;
■	a willingness to abide by any published code of ethics for our Company;
■	a willingness and ability to devote sufficient time to carrying out the duties and responsibilities required of a Board member; and
■	diversity of viewpoints, background, experience and other demographics.

The Nominating and Corporate Governance Committee also evaluates potential nominees to determine if they have any conflicts of interest that may interfere with their ability to serve as effective Board members and to determine whether they are “independent” in accordance with Nasdaq rules (to ensure that, at all times, at least a majority of our directors are independent).

Prior to nominating an existing director for re-election to the Board, the Nominating and Corporate Governance Committee considers and reviews the following attributes with respect to each existing director:

■	Board and committee attendance and performance;
■	age and length of Board service;
■	experience, skills and contributions that the existing director brings to the Board;
■	independence and any conflicts of interest; and
■	any significant change in the director’s professional status or work experience, including in the attributes considered for initial Board membership.

2023 Proxy Statement	15

The Nominating and Corporate Governance Committee will give appropriate consideration to candidates for Board membership proposed by stockholders that are supported by adequate information about the candidates’ qualifications and will evaluate such candidates in the same manner as other candidates identified by or submitted to the Nominating and Corporate Governance Committee.

Risk Committee

Our Risk Committee currently consists of Randy L. Newman (Chair), Janet O. Estep, and Michael S. Mathews, each of whom are independent from management of our Company and Bank, with the exception of Mr. Newman. The Risk Committee met four times in 2022.

Our Risk Committee has adopted a written charter, which sets forth the committee’s duties and responsibilities. The current charter of the Risk Committee is available on our website at investors.alerus.com. As described in its charter, our Risk Committee has responsibility for, among other things:

■	overseeing management’s establishment of a risk management vision and annually making recommendations to our Board regarding our Company’s risk appetite statement;
■	annually reviewing and approving our Company’s overall risk management framework;
■	annually reviewing and approving our Company’s general enterprise risk policy;
■	reviewing management reports summarizing our Company’s enterprise level risk profile; and
■	handling such other matters that are specifically delegated to the Risk Committee by our Board from time to time.

STOCKHOLDER COMMUNICATION WITH THE BOARD, NOMINATION AND PROPOSAL PROCEDURES

General Communications with the Board.

Stockholders may contact our Board by contacting Katie A. Lorenson, President and Chief Executive Officer, Alerus Financial Corporation at 401 Demers Avenue, Grand Forks, North Dakota 58201 or (701) 795-3200.

Nominations of Directors and Stockholder Proposals.

The matters to be considered and brought before any annual or special meeting of our stockholders are limited to only those matters as shall be brought properly before such meeting in compliance with the procedures set forth in our Bylaws. For proposals to be brought by a stockholder of the Company and voted upon at an annual meeting, including with respect to the nomination of a director other than the Board’s nominees, the stockholder must deliver written notice of the proposal to our Secretary not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. However, if the annual meeting is not scheduled to be held within a period that commences 30 days before such anniversary date and ends within 60 days after such anniversary date (an annual meeting date outside such period being referred to herein as an “Other Meeting Date”), the stockholder’s notice shall be given in the manner provided in our Bylaws by the later of the close of business on (1) the date 90 days prior to such Other Meeting Date or (2) the 10th day following the date such Other Meeting Date is first publicly announced or disclosed. In the event that the number of directors to be elected to the Board is increased and either all of the nominees for director or the size of the increased Board is not publicly announced or disclosed by us at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice will also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to our Secretary at our principal executive office not later than the close of business on the 10th day following the first date all of such nominees or the size of the increased Board is publicly announced or disclosed. Any stockholder’s notice to the Company’s Secretary must include the information required by SEC rule 14a-19, and, among other things set forth in Section 1.12 of our Bylaws: (a) a brief description and the text of the proposal desired to be brought before the annual meeting and the reasons why such stockholder favors the proposal; (b) the name and address of the stockholder proposing such business; (c) the number of shares of our Common Stock or other equity or debt securities beneficially owned by such stockholder on the date of such stockholder’s notice; and (d) any financial or other interest of such stockholder in the proposal. Stockholders should refer to the full text of our advance notice provisions contained in Section 1.12 of our Bylaws.

Written notice of stockholder proposals to be brought at our 2024 annual meeting of stockholders in accordance with the above procedures must be delivered to our Secretary no earlier than January 9, 2024 and no later than February 8, 2024, unless an Other Meeting Date occurs with respect to the 2024 annual meeting of stockholders, in which case the notice delivery requirements will be as set forth above with respect to meetings with Other Meeting Dates.

In lieu of the foregoing notice procedures, stockholders seeking to submit a proposal for inclusion in our proxy statement for the 2024 annual meeting of stockholders must follow the procedures and meet the other requirements outlined in Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and we must receive such proposal at our principal executive office on or before November 28, 2023.

2023 Proxy Statement	16

Any proposals, notices or nominations must be sent to the attention of our Secretary at Alerus Financial Corporation, 401 Demers Avenue, Grand Forks, North Dakota 58201. A copy of our Bylaws, which we included as an exhibit to our Form S-1 filed with the SEC on August 16, 2019, can be accessed through the SEC’s website at www.sec.gov.

BOARD LEADERSHIP STRUCTURE

Our Board does not have a formal policy requiring the separation of the roles of Chairman of the Board and Chief Executive Officer. It is our directors’ view that rather than having a rigid policy, the Board, with the advice and assistance of the Nominating and Corporate Governance Committee, and upon consideration of all relevant factors and circumstances, will determine, as and when appropriate, whether the two offices should be separate.

Currently, the positions of Chairman and Chief Executive Officer are separate and held by Mr. Coughlin and Ms. Lorenson, respectively . As noted above, Mr. Coughlin is considered an “independent” director.

The Board believes, based on a review of the factors outlined above, that having a director other than the Chief Executive Officer serving as Chairman of the Board is in the best interest of stockholders. The Board and its Nominating and Corporate Governance Committee believe that this structure will be useful in providing consistent oversight and strategic direction to the Company. The Board expects Ms. Lorenson to take the lead in developing the strategic plan for the Company, providing day-to-day leadership and managing the performance of the Company. The Board expects the Chairman to lead the Board meetings, participate in committee meetings and advise Company management. The Board intends to periodically review its leadership structure and make changes as dictated by the circumstances and the best interests of the stockholders.

BOARD OVERSIGHT OF RISK MANAGEMENT

Our Board believes that effective risk management and control processes are critical to our safety and soundness, our ability to predict and manage the challenges that we face, and, ultimately, our long-term corporate success. Our Board, both directly and through its committees, is responsible for overseeing our risk management processes, with each of the committees of our Board assuming a different and important role in overseeing the management of the risks we face.

The Risk Committee of our Board oversees our enterprise-wide risk management framework and corporate risk function, which establishes our overall risk appetite and risk management strategy and enables our management to understand, manage and report on the risks we face. Our Risk Committee also reviews and oversees policies and practices established by management to identify, assess, measure and manage key risks we face, including the risk appetite metrics and risk appetite statement developed by management and approved by the Risk Committee. The Audit Committee of our Board is responsible for overseeing risks associated with financial matters (particularly financial reporting, accounting practices and policies, disclosure controls and procedures and internal control over financial reporting). The Compensation Committee of our Board has primary responsibility for risks and exposures associated with our compensation policies, plans and practices, regarding both executive compensation and the Company’s compensation structure generally. In particular, our Compensation Committee reviews our incentive compensation arrangements to ensure these programs are consistent with applicable laws and regulations, including safety and soundness requirements, and do not encourage imprudent or excessive risk-taking by our employees. The Nominating and Corporate Governance Committee of our Board oversees risks associated with the independence of our Board and potential conflicts of interest.

Our executive management team is responsible for implementing and reporting to our Board regarding our risk management processes, including by assessing and managing the risks we face, including strategic, operational, regulatory, investment and execution risks, on a day-to-day basis. Our executive management team is also responsible for creating and recommending to our Board for approval appropriate risk appetite metrics reflecting the aggregate levels and types of risk we are willing to accept in connection with the operation of our business and pursuit of our business objectives.

The role of our Board in risk oversight is consistent with our leadership structure, with the members of our executive management team having responsibility for assessing and managing our risk exposure, and our Board and its committees providing oversight in connection with those efforts. We believe this division of risk management responsibilities presents a consistent, systemic and effective approach for identifying, managing and mitigating risks throughout our operations.

2023 Proxy Statement	17

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2022, Daniel E. Coughlin, Michael S. Mathews and Mary E. Zimmer served on our Compensation Committee. None of the members of our Compensation Committee will be or has been an officer or employee of the Company. None of our executive officers serves or has served as a member of the Board, Compensation Committee or other Board committee performing equivalent functions of any entity that has one or more executive officers serving as one of our directors or on our Compensation Committee.

Corporate Governance Guidelines

We have a set of Corporate Governance Guidelines in place that applies to all of our directors and employees. The guidelines set forth certain standards, requirements, and best practices that we expect all of our directors and employees to follow and is available on our website at investors.alerus.com.

CODE OF BUSINESS CONDUCT AND ETHICS

We have a Code of Business Conduct and Ethics in place that applies to all of our directors and employees. The code sets forth the standard of ethics that we expect all of our directors and employees to follow and is available on our website at investors.alerus.com. In accordance with SEC rules, we intend to disclose on the “Investor Relations” section of our website any amendments to the Code of Business Conduct and Ethics, or any waivers of its requirements, that apply to our executive officers to the extent such disclosure is required.

ANTI-HEDGING POLICY

The Company’s insider trading policy includes provisions that specifically prohibit our directors, officers and employees from entering into hedging transactions with respect to the Company’s securities. To our knowledge, none of our officers or directors has entered into a hedging transaction involving Company securities in violation of this prohibition.

DIRECTOR COMPENSATION

We compensated our non-employee directors in 2022 with an annual retainer and additional fees for meeting attendance and service as committee chair or the Board’s Chairman. Our annual retainer consisted of a cash payment of $35,000 and a grant of immediately and fully-vested Company shares with a grant date value equal to $35,000. Mr. Coughlin, Mr. Vetter, Ms. Estep, and Mr. Newman each received an additional retainer of $7,500 for serving as the Compensation Committee chair, $10,000 for serving as the Audit Committee chair, $6,000 for serving as the Nominating and Corporate Governance Committee chair, and $6,000 for serving as the Risk Committee chair, respectively. Mr. Coughlin received an additional $25,000 for serving as the Board’s Chairman. Non-employee directors also received $1,000 for attending each quarterly committee meeting. In the instance of special meetings, directors received $1,000 for meetings of three hours or less, and $2,000 for meetings longer than three hours.

2023 Proxy Statement	18

The following table sets forth information regarding 2022 compensation for each of our non-employee directors. None of the directors receives any compensation or other payment in connection with his or her service as a director other than compensation received by the Company as set forth below.

	FEES EARNED
	OR
	PAID IN	STOCK
NAME	CASH	AWARDS(5)	Total

Kevin D. Lemke	$49,000	$35,000	$84,000

Karen M. Bohn(1)	9,000	—	9,000

Randy L. Newman	41,000	35,000	76,000

Sally J. Smith(2)/(3)	10,000	—	10,000

Galen G. Vetter(2)	60,000	35,000	95,000

Daniel E. Coughlin	83,500	35,000	118,500

Michael S. Mathews	46,000	35,000	81,000

Jill E. Schurtz(2)/(4)	45,000	35,000	80,000

Mary E. Zimmer	54,000	35,000	89,000

Janet O. Estep	53,000	35,000	88,000

(1)	Ms. Bohn made the decision to step down from her Board position effective at the 2022 annual meeting, held on May 10, 2022.
(2)	Directors may elect to defer up to 100% of their annual cash fees under the terms of the Deferred Compensation Plan. These directors elected to defer fees under the Deferred Compensation Plan in 2022.
(3)	Ms. Smith made the decision to step down from her Board position effective at the 2022 annual meeting, held on May 10, 2022.
(4)	Ms. Schurtz made the decision to step down from her Board position effective September 30, 2022.
(5)	The stock awards were granted under the Company’s 2019 Equity Incentive Plan.

EXECUTIVE OFFICERS

The business and banking background and experience of each of our executive officers, other than Ms. Lorenson, who also serves as a director, for at least the past five years is set forth below. No executive officer has any family relationship, as defined in Item 401 of Regulation S-K, with any other executive officer or any of our current directors. There are no arrangements or understandings between any of the officers and any other person pursuant to which he or she was selected as an officer.

Alan A. Villalon Executive Vice President and Chief Financial Officer
Age: 48 1 year with Alerus

Mr. Villalon joined the Company as Executive Vice President and Chief Financial Officer in January 2022. He has over 25 years of industry experience, including a distinct background in financial analysis and investor relations.

■
Mr. Villalon most recently served as Deputy Director of Investor Relations and Senior Vice President at U.S. Bank, a position he held since 2020.
■
Prior to U.S. Bank, Mr. Villalon spent most of his career in equity analyst research roles, including serving as a Senior Research Analyst at Nuveen Asset Management/First American Funds Advisors.
■
Mr. Villalon holds a Bachelor’s degree in accounting from the University of Notre Dame and a Master’s degree in business administration from Carnegie Mellon University.

2023 Proxy Statement	19

Jim R. Collins Executive Vice President and Chief Banking and Revenue Officer
Age: 51 1 year with Alerus

Mr. Collins serves as Executive Vice President and Chief Banking and Revenue Officer, a position he has occupied since May 2022, overseeing our Company’s revenue-related functions including sales and business development, client segmentation, and client servicing. Mr. Collins has more than 30 years of commercial banking experience.

■
Before joining the Company, Mr. Collins served as the Minnesota regional Chief Executive Officer and President of corporate banking for Old National Bank.
■
Mr. Collins’ past experience includes various leadership roles for Anchor Bank over 13 years, including Senior Vice President of Commercial, Community and Wealth when the Anchor Bank was acquired by Old National Bank in 2017.

Karin M. Taylor Executive Vice President and Chief Risk Officer
Age: 55 5 years with Alerus

Ms. Taylor joined the Company as Executive Vice President and Chief Risk Officer in November 2018. Ms. Taylor has more than 30 years of industry experience, including in the area of risk management.

■
Ms. Taylor most recently served as Chief Risk Officer at MidWestOne Bank and, prior thereto, as Chief Risk Officer for Central Bank, which was acquired by MidWestOne Financial Group, Inc. in 2015.
■
Prior to these roles, Ms. Taylor served as the Director of Risk Management Consulting at RSM (formerly, RSM McGladrey).
■
Ms. Taylor received a Bachelor of Arts degree from St. Olaf College and graduated with honors from the Graduate School of Banking at the University of Colorado, Boulder in 2018.

Missy S. Keney Executive Vice President and Chief Engagement Officer
Age: 41 17 years with Alerus

Ms. Keney serves as Executive Vice President and Chief Engagement Officer, a position she has occupied since July 2022, overseeing our Company’s employee and client engagement strategies, including strategic alignment and planning in the areas of marketing and client experience, human resources, and facilities.

■
Ms. Keney joined the Company in 2005 and previously served as the Company’s Director of Marketing and Client experience.
■
Ms. Keney received a Bachelor of Science degree in business administration from North Dakota State University and also earned the Certified Financial Marketing Professional designation through the Institute of Certified Bankers.

2023 Proxy Statement	20

Jon N. Hendry Executive Vice President and Chief Technology Officer
Age: 57 38 years with Alerus

Mr. Hendry serves as Executive Vice President and Chief Technology Officer, a position he has occupied since July 2022, overseeing our Company’s technology infrastructure and initiatives. Mr. Hendry brings a wealth of knowledge in information technology as he also leads new and innovative technological solutions to clients.

■
Throughout his nearly 40-year career with the Company, Mr. Hendry has played an integral role in implementing many technological advances for the benefit of our clients.
■
Mr. Hendry also served as director of the Company’s consumer segment for many years. In that role, he developed and implemented strategies for expanding the consumer portfolio in all markets by aligning sales, marketing and product leadership.
■
Additionally, Mr. Hendry was responsible for the growth and customer service of the Company’s retail banking division.

2023 Proxy Statement	21

Executive Compensation

As an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, we have opted to comply with the executive compensation disclosure rules applicable to "smaller reporting companies" as such term is defined in the rules promulgated under the Securities Act of 1933, as amended (the “Securities Act”), which permit us to limit the reporting of the Company’s compensation disclosures to our principal executive officer and our two other most highly compensated executive officers, which are referred to as our "named executive officers."

The compensation reported in the Summary Compensation Table below is not necessarily indicative of how we will compensate our named executive officers in the future. We will continue to review, evaluate and modify our compensation framework to maintain a competitive total compensation package. As such, the compensation program in the future could vary from our historical practices.

Our named executive officers for 2022 were:

■	Katie Lorenson, President and Chief Executive Officer;
■	Ann McConn, Executive Vice President and Chief Shared Services Officer; and
■	Karin Taylor, Executive Vice President and Chief Risk Officer.

Summary Compensation Table

The following table sets forth information regarding the compensation paid, awarded to, or earned for our fiscal years ended December 31, 2022 and 2021 for each of our named executive officers:

				NON-EQUITY
			STOCK	INCENTIVE PLAN	ALL OTHER
NAME AND PRINCIPAL POSITION	YEAR	SALARY(1)	AWARDS(2)	COMPENSATION(3)	COMPENSATION(4)	TOTAL

Katie A. Lorenson	2022	$550,000	$275,000	$247,320	$28,955	$1,101,275

President & Chief Executive Officer	2021	336,000	100,800	201,600	25,473	663,873
Ann M. McConn	2022	350,000	105,000	125,908	23,955	604,863

Executive Vice President & Chief Shared Services Officer	2021	340,000	102,000	204,000	22,487	668,487
Karin M. Taylor	2022	350,000	99,800	119,613	27,606	597,019

Executive Vice President & Chief Risk Officer	2021	275,000	82,500	165,000	16,889	539,389

(1)	Amounts reflect base salary earned in each fiscal year.
(2)	The amounts set forth in the “Stock Awards” column reflect the aggregate grant date fair value of stock awards for the years ended December 31, 2022 and 2021 in accordance with FASB ASC Topic 718. The amounts reflected assume a target level of performance as that was the probable outcome at the time of grant. The amounts reflected for 2022 represent awards granted on February 3, 2022 and are based on a grant date fair market value of $28.51 per share. The 2022 awards were subject to a three-year vesting schedule based on a combination of 60% performance-based vesting and 40% time-based vesting. In the instance of performance at a maximum level, the performance vesting 2022 awards have the following values: Ms. Lorenson: $247,500, Ms. McConn: $94,500 and Ms. Taylor $89,800. The value reflected for 2022 time-based awards is as follows: Ms. Lorenson: $165,000, Ms. McConn: $63,000, and Ms. Taylor $59,900. The amounts reflected for 2021 represent awards granted on February 17, 2021 and are based on a grant date fair market value of $28.05 per share. The 2021 awards are subject to a three-year performance-based vesting schedule based on a combination 60% performance-based vesting and 40% time-based vesting. In the instance of performance at a maximum level, the performance-vesting 2021 awards have the following values: Ms. Lorenson: $90,720, Ms. McConn: $91,800 and Ms. Taylor $74,300. The value reflected for 2021 time-based awards is as follows: Ms. Lorenson: $60,500, Ms. McConn: $61,200, and Ms. Taylor $49,500.
(3)	Amounts reflect annual cash incentive awards earned pursuant to the Alerus Financial Corporation Short-Term Incentive Plan.
(4)	“All Other Compensation” for the named executive officers during 2022 is summarized below.

2023 Proxy Statement	22

		COMPANY		TOTAL
		401(k)		"ALL OTHER
NAME	PERQUISITES(1)	MATCH(2)	ESOP(3)	COMPENSATION"

Katie A. Lorenson	$5,780	$13,725	$9,450	$28,955

Ann M. McConn	780	13,725	9,450	23,955

Karin M. Taylor	5,780	12,376	9,450	27,606

(1)	Amounts reflect an annual automobile allowance of $5,000 for each of Ms. Lorenson and Ms. Taylor and a cell phone allowance of $780 for each of Ms. Lorenson, Ms. McConn and Ms. Taylor.
(2)	Amounts reflect Company contributions under the 401(k) Plan with respect to 2022.
(3)	Amounts reflect Company contributions under the ESOP with respect to 2022.

GENERAL

We compensate our named executive officers through a combination of base salary, annual incentive bonus, equity awards and other benefits including perquisites. The Compensation Committee believes our executive compensation practices should attract, motivate, and retain key talent, while also tying pay to performance to promote stockholder value and core values of the Company. Each element of compensation is designed to achieve a specific purpose and to contribute to a total package that is competitive with similar packages provided by other institutions that compete for the services of individuals like our executive officers.

BASE SALARY

On an annual basis, the Compensation Committee reviews base salaries of the Company’s executive officers. The Compensation Committee determines the base salary for Ms. Lorenson without involvement of any executive officers. With respect to the other executive officers, the Compensation Committee oversees the process and has the authority to override any compensation decisions, but it has historically allowed Ms. Lorenson to establish base salaries. When setting the base salary of our named executive officers, the Compensation Committee has considered input from independent compensation consultants. In 2022, the Compensation Committee retained F.W. Cook & Co. to provide compensation consulting services.

ANNUAL INCENTIVE BONUS

Our named executive officers are eligible to receive an annual cash bonus under the Alerus Financial Corporation Short-Term Incentive Plan (the “STIP”). The purpose of the STIP is to incentivize our executive officers to drive Company performance and achieve individual performance goals established by the Committee on an annual basis. Under the STIP, the Compensation Committee establishes a target bonus as a percentage of annual base salary. Bonus pay out is based upon actual levels of achievement.

As provided under the terms of the STIP, the Compensation Committee establishes Company performance metrics no later than February of the respective year. The Company performance goals are comprised of specific Company performance metrics. In 2022, the Compensation Committee selected net income, return on equity, and revenue as the Company’s performance metrics.

The following table sets forth the parts of each named executive officer’s target bonus in 2022:

	TARGET BONUS	COMPANY PERFORMANCE (100%)
NAME	(AS % OF SALARY)	NET INCOME	RETURN ON EQUITY	REVENUE

Katie A. Lorenson	50%	50%	25%	25%

Ann M. McConn	40%	50%	25%	25%

Karin M. Taylor	40%	50%	25%	25%

2023 Proxy Statement	23

EQUITY AWARDS

Our named executive officers are eligible for long-term equity incentive awards under the Alerus Financial Corporation Long-Term Incentive Plan (the “LTIP”). The equity incentive awards due pursuant to the LTIP are granted under the Company’s equity incentive plan then in effect (previously, our 2009 Stock Plan, and beginning with awards made in 2020, our 2019 Equity Incentive Plan). The purpose of the LTIP is to enhance Company performance consistent with our corporate strategic values, focus our executives on long-term performance results consistent with the Company’s long-term strategic plan, strengthen the link between executive pay and performance through utilization of measurable Company goals, and strengthen the link between executives and our stockholders by creating a shared interest in the Company’s growth.

The Committee establishes a target award for each named executive officer, which is stated as a percentage of annual base salary. Awards vest over time based upon qualifying time and performance considerations, as set forth in each award agreement and the terms of the applicable equity incentive plan. Among other terms, our award agreements provide that upon the expiration of a three-year performance-measuring period, participants will vest in a portion of the award relative to the level of attainment of the Company’s target cumulative net income goal. The maximum a named executive officer can earn is 150% of the target opportunity, and the minimum threshold a named executive officer can earn is 50% of the target opportunity. For performance below the minimum threshold level, no incentive is earned. Award payouts for performance between the minimum threshold and target, or for performance between the target and maximum is determined by linear interpolation. The performance target and award payout ranges for the 2022 long-term equity incentive awards were as follows:

	LEVEL OF ATTAINMENT
	OF NET INCOME GOAL	AWARD PAYOUT

Minimum	80%	50%

Target	100%	100%

Maximum	120%	150%

In 2022, the target awards were: 50% of base salary for Ms. Lorenson, and 30% of base salary for each of Ms. McConn and Ms. Taylor. The terms of the 2009 Stock Plan and the 2019 Equity Incentive Plan are described in more detail below.

DEFERRED COMPENSATION

Under the Alerus Financial Corporation Deferred Compensation Plan for Executives (the “Deferred Compensation Plan”), our named executive officers may voluntarily defer a portion of their annual cash compensation, subject to the limit established by the Company. Elective deferrals are subject to earnings as set forth in the Deferred Compensation Plan and are not matched by the Company. The Company has discretion to make a separate contribution to participant accounts. In 2022, no named executive officers received a contribution from the Company, and no named executive officers elected to defer compensation. Accounts are credited with earnings at the prime rate of interest as published by The Wall Street Journal.

BENEFITS AND OTHER PERQUISITES

Our named executive officers are eligible to participate in the same benefit plans available to all of our eligible full-time and part-time employees, including medical, dental, vision, life, disability and accidental death insurance. We also provide our employees, including our named executive officers, with several retirement benefits. Our retirement plans are designed to assist our employees with planning for and securing appropriate levels of income during retirement. We believe these plans help us attract and retain quality employees, including executives, by offering benefits similar to those offered by our competitors.

Alerus Financial Corporation Safe Harbor 401(k) Plan.   The Alerus Financial Corporation Safe Harbor 401(k) Plan (the “401(k) Plan”) is designed to provide retirement benefits to all eligible full-time and part-time employees of the Company. The 401(k) Plan provides employees with the opportunity to save for retirement on a tax-favored basis. Named executive officers, all of whom were eligible during 2022, may elect to participate in the 401(k) Plan on the same basis as all other employees. Participants may defer into the 401(k) Plan a portion of their annual compensation equal to the applicable IRS limit. We currently provide a safe harbor matching contribution on behalf of each eligible participant equal to 100% of participant contributions on the first 3% of compensation and 50% of participant contributions on the next 3% of compensation. The Company match is contributed in the form of cash and is invested according to the employee’s current investment allocation. Although the Company may also make a discretionary matching contribution up to 4% of each eligible participant’s compensation, we did not do so in 2021 or 2022.

Alerus Financial Corporation Employee Stock Ownership Plan.   The ESOP is designed to reward eligible employees who complete a minimum number of service hours with an additional tax-qualified retirement benefit and an ownership interest in the Company. Each year, the Company may make a contribution of cash or stock to the ESOP, which eligible employees, including our named executive officers, equally share in proportion to an eligible portion of total annual compensation. For 2022, the Company elected to contribute cash to the ESOP in an amount equal to 3% of employee compensation.

2023 Proxy Statement	24

Health and Welfare Benefits.   Our named executive officers are eligible to participate in our standard health and welfare benefits program, which offers a choice of medical, dental, vision, life, disability and accidental death insurance.

Perquisites.   We provide our named executive officers with perquisites that we believe are reasonable and consistent with our overall compensation program to better enable us to attract and retain executive talent. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to named executive officers. Based on such review, perquisites are awarded or adjusted on an individual basis. The perquisites received by our named executive officers in 2022 consisted of an automobile allowance for Ms. Lorenson and Ms. Taylor, and a cell phone allowance for Ms. Lorenson, Ms. McConn and Ms. Taylor.

Executive Severance Agreements

In the fall of 2017, we entered into severance agreements with each of our named executive officers. The severance agreements generally set forth the duties and obligations of each party in the event of a termination of employment and provide us with a measure of protection by subjecting the named executive officers to certain restrictive covenants during employment and for a specified duration following termination of employment.

The severance agreements provide for an initial term of two years, with automatic renewal for an additional day on each day after the effective date, such that the agreement term is two years at all times. Either party may elect nonrenewal upon notice of 120 days prior to termination. The severance agreements automatically terminate on the second anniversary of a change in control, as such term is defined in each severance agreement.

In the event the Company terminates a named executive officer for any reason other than for cause prior to a change in control, the named executive officer is eligible to receive a severance payment in 12 monthly increments equal to the sum of (i) 100% of annual base salary; (ii) the average of the named executive officer’s three most recent annual bonuses; and (iii) twelve months of the Company’s portion of premiums for health, disability, and life insurance policies in which the executive was entitled to participate immediately prior to termination. In the event of a termination within a 24-month period following a change in control by the Company without cause or by the named executive officer for a good reason, the executive is eligible to receive a severance payment in a lump sum equal to twice the amount described above.

Each named executive officer is subject to a confidentiality provision for 24 months following termination of employment, which prohibits disclosure, and use of, the Company’s trade secrets, confidential information, customer lists and other types of proprietary information. Our obligation to pay any severance is also conditioned upon the execution by the named executive officer of a general release and waiver of any and all claims with respect to his or her employment with the Company. The severance agreements contain a modified 280G cutback provision, which provides for automatic reduction of payments if such reduction would result in a better net-after-tax result for the named executives officers after taking into account the impact of the golden parachute excise tax of the Internal Revenue Code.

Outstanding Equity Awards at Fiscal Year End

The following table provides information about outstanding equity awards held by our named executive officers as of December 31, 2022:

	EQUITY INCENTIVE PLAN AWARDS:	EQUITY INCENTIVE PLAN AWARDS:
	NUMBER OF UNEARNED	MARKET VALUE OF UNEARNED
	SHARES THAT HAVE NOT VESTED	SHARES THAT HAVE NOT VESTED
Name	(#)(1)	($)(2)

Katie A. Lorenson	24,228	565,724

Ann M. McConn	30,439	710,751

Karin M. Taylor	16,299	380,582

(1)	The awards vest based on the Company’s attainment of pre-established performance goals as measured over a specified performance period generally spanning three or five years from the date of grant. If the executive’s employment ends due to retirement at or after age 60 with at least 10 years of service, death, or disability, upon such termination the executive shall become vested at the target level of performance.
(2)	The market value of the shares as reported here is based on the closing price of our shares on December 30, 2022 (the last trading day for 2022), which was $23.35.

Equity Incentive Plans

All outstanding stock awards were made under either our 2009 Stock Plan or our 2019 Equity Incentive Plan. All stock awards made to non-employee directors were previously issued under our Stock Grant Plan for Non-Employee Directors. Future awards will be made under our 2019 Equity Incentive Plan, which was approved by the Board on February 21, 2019 ,and approved by our stockholders on May 6, 2019. Each plan is described in more detail below.

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2009 Stock Plan

Under the 2009 Stock Plan, the Compensation Committee was permitted to grant a wide variety of equity awards, including stock options, stock appreciation rights (“SARs”), restricted stock, and restricted stock units, in such forms and amounts as it deemed appropriate to accomplish the goals of the plan. The 2009 Stock Plan provided the Compensation Committee with broad discretion to determine the amounts, conditions and restrictions of each award and to adjust awards as necessary. As adjusted for a three-for-one stock split, 1,350,000 shares were available for issuance under the 2009 Stock Plan. Shares that were forfeited, subject to options that were cancelled or expired prior to exercise, withheld in connection with satisfaction of tax obligations, used by participants for payment of purchase price or otherwise subject to an award that was terminated became available for reissuance under the 2009 Stock Plan. Shares vested, became exercisable, and contained such other terms and conditions as determined by the Compensation Committee and set forth in individual agreements with the participant receiving the award. The 2009 Stock Plan provided that each annual award must have time-based and performance-based vesting components. The 2009 Stock Plan provided for acceleration of vesting upon a change in control. Following the approval of our 2019 Equity Incentive Plan by our stockholders, no additional awards may be granted under our 2009 Stock Plan.

2019 Equity Incentive Plan

The 2019 Equity Incentive Plan was adopted by our board on February 21, 2019, and became effective on May 6, 2019, upon approval by our stockholders. The 2019 Equity Incentive Plan is designed to promote the Company’s long-term financial success by providing a means to attract, retain and reward individuals who can, and do, contribute to such success and to further align their interests with those of the Company’s stockholders. Pursuant to the 2019 Equity Incentive Plan, the Compensation Committee may grant awards to eligible participants in the form of incentive and non-qualified stock options, stock awards, stock appreciation rights and other incentive awards. Up to 1,100,000 shares of Common Stock are available for issuance under the 2019 Equity Incentive Plan. As of December 31, 2022, 922,010 shares of Common Stock are still available for issuance under the 2019 Equity Incentive Plan. Awards vest, become exercisable and contain such other terms and conditions as determined by the Compensation Committee and set forth in individual agreements with the participants receiving the awards. The 2019 Equity Incentive Plan enables the Compensation Committee to set specific performance criteria that must be met before an award vests.

The 2019 Equity Incentive Plan allows for acceleration of vesting and exercise privileges of awards at the discretion of the Compensation Committee. If a participant is terminated for cause, then all vested and unvested awards are forfeited upon termination. In addition, unless otherwise provided in an award agreement, upon the occurrence of a change in control of the Company, all stock options and SARs under the 2019 Equity Incentive Plan then held by the participant will become fully exercisable immediately, and all stock awards and cash incentive awards will become fully earned and vested immediately if, (i) the 2019 Equity Incentive Plan is not an obligation of the successor entity following a change in control, or (ii) the 2019 Equity Incentive Plan is an obligation of the successor entity following a change in control but the participant incurs a termination of service without cause or for good reason following the change in control. If vesting of an outstanding award is conditioned upon the achievement of performance measures, then (i) if, at the time of the change in control, the established performance measures are less than 50% attained, such award shall become vested and exercisable on a fractional basis with the numerator being the percentage of attainment and the denominator being 50% upon the change in control and (ii) if, at the time of the change in control, the performance measures are at least 50% attained, then such award shall become fully earned and vested immediately upon the change in control.

Security Ownership of Certain Beneficial Owners

The following table sets forth information regarding the beneficial ownership of the Company’s Common Stock, as of March 15, 2023 by:

■	each stockholder known by us to beneficially own more than 5% of our outstanding Common Stock;
■	each of the Company’s named executive officers;
■	each of the Company’s directors; and
■	all of the Company’s directors and executive officers as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting of securities, or to dispose or direct the disposition of securities, or has the right to acquire such powers within 60 days, including any right to acquire such securities (i) through the exercise of any option, warrant or right, (ii) through the conversion of a security, (iii) pursuant to the power to revoke a trust, discretionary account or similar arrangement or (iv) pursuant to the automatic termination of a trust, discretionary account or similar arrangement. For purposes of calculating each person’s percentage ownership, Common Stock issuable pursuant to options exercisable within 60 days are included as outstanding and beneficially owned for that person or group, but are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as disclosed in the footnotes to this table and subject to applicable community property laws, we believe that each person identified in the table has sole voting and investment power over all of the shares shown opposite such person’s name.

The percentage of beneficial ownership is based on 20,065,704 shares of our Common Stock outstanding as of March 15, 2023.

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Except as otherwise indicated, the address for each stockholder listed in the table below is: c/o Alerus Financial Corporation, 401 Demers Avenue, Grand Forks, North Dakota 58201.

	SHARES BENEFICIALLY OWNED(1)

NAME	#	%

5% stockholders:

ESOP	1,140,436	5.7%

Directors and named executive officers:

Randy L. Newman(2)	779,128	3.9%

Ann M. McConn(3)	77,197	*	%

Katie A. Lorenson(4)	44,101	*	%

Daniel E. Coughlin(5)	39,809	*	%

Kevin D. Lemke(6)	100,981	*	%

Michael S. Mathews	7,735	*	%

Galen G. Vetter(7)	42,762	*	%

Karin M. Taylor	28,117	*	%

Janet O. Estep	1,850	*	%

Mary E. Zimmer	3,100	*	%

All directors and executive officers as a group (10 persons)(8)	1,124,780	5.6%

*   Indicates one percent or less.

(1)	Beneficial ownership includes shares of unvested restricted stock that stockholders are entitled to vote, but does not include shares underlying performance-based restricted stock units that are subject to vesting to the extent performance objectives are achieved.
(2)	Includes 94,389 shares held in the ESOP and 168,905 shares held by Mr. Newman’s spouse. Excludes 8,834 shares underlying performance-based restricted stock units that are subject to vesting to the extent performance objectives are achieved. A total of 166,905 shares are pledged as security for indebtedness.
(3)	Includes 10,922 shares held in the ESOP. Excludes 4,392 shares underlying performance-based restricted stock unites that are subject to vesting to the extent performance objectives are achieved.
(4)	Includes 6,526 shares of unvested restricted stock and 1,082 shares held in the ESOP. Excludes 13,239 shares underlying performance based restricted stock units that are subject to vesting to the extent performance objectives are achieved.
(5)	Includes 27,356 shares held jointly with Mr. Coughlin’s spouse.
(6)	Includes 19,000 shares held by Mr. Lemke as trustee of the Doreen D. Lemke Testamentary Family Trust.
(7)	Includes 438 shares held by Mr. Vetter’s spouse.
(8)	Includes 12,550 shares of unvested restricted stock and 107,076 shares held in the ESOP. Does not include 26,465 shares underlying performance-based restricted stock units that are subject to vesting to the extent performance objectives are achieved. A total of 166,905 shares are pledged as security for indebtedness.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who own more than 10% of our Common Stock to file reports of ownership and changes in ownership with the SEC and with the exchange on which our shares of Common Stock are traded (Nasdaq). These persons are also required to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of these forms and written representations that no other reports were required, we are aware of one transaction that was not timely disclosed on Form 4 during 2022 made by each of Ms. Lorenson and Ms. Taylor, and of three transactions that were not timely disclosed on Form 4 during 2022 made by Mr. Villalon. We are aware of one Form 3 that was not timely filed in 2022 for each of Ms. Keney and Mr. Hendry.

Certain Relationships and Related Party Transactions

In addition to the compensation arrangements with directors and executive officers described in the "Executive Compensation" section above, the following is a description of transactions since January 1, 2022 to which we have been a party, in which the amount involved exceeded or will exceed $120,000, and in which any of our directors, executive officers or beneficial holders of more than five percent of any class of our voting securities, or their immediate family members or entities affiliated with them, had or will have a direct or indirect material interest.

2023 Proxy Statement	27

ORDINARY BANKING RELATIONSHIPS

Our directors, officers, certain of our beneficial owners of more than five percent of our Common Stock and their respective associates were clients of and had transactions with us during the year ended December 31, 2022, and additional transactions with these persons are expected to continue to take place in the future. All outstanding loans and commitments to lend with these persons were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Company or the Bank, and did not involve more than the normal risk of collectability or present other unfavorable features. All such loans are approved by the Bank’s board of directors in accordance with applicable bank regulatory requirements. Similarly, all certificates of deposit and depository relationships with these persons were made in the ordinary course of business and involved substantially the same terms, including interest rates, as those prevailing at the time for comparable depository relationships with persons not related to the Company or the Bank.

Other related party transactions

Bill Carlson is the brother-in-law of Mr. Newman, a director of the Company, and is employed by the Bank as a Commercial Market Manager, a position he has held since 2014. Mr. Carlson is not a director or an executive officer of the Company. During 2022, Mr. Carlson’s total compensation was approximately $224,000.

Cole Keney is the husband of Ms. Keney, an executive officer of the Company, and is employed by the Bank as a Senior Business Advisor, a position he has held since 2019. Mr. Keney is not a director or an executive officer of the Company. During 2022, Mr. Keney’s total compensation was approximately $215,000.

POLICIES AND PROCEDURES REGARDING RELATED PARTY TRANSACTIONS

Transactions by the Company or the Bank with related parties, including those described above, are subject to a formal written Related Party Transactions Policy, as well as regulatory requirements and restrictions. These requirements and restrictions include Sections 23A and 23B of the Federal Reserve Act (which govern certain transactions by the Bank with its affiliates) and Regulation O promulgated by the Board of Governors of the Federal Reserve System (which governs certain loans by the Bank to its executive officers, directors and principal stockholders). The Company has adopted policies to comply with these regulatory requirements and restrictions.

Our Board has adopted the Related Party Transaction Policy governing the approval of related party transactions that complies with all applicable SEC and Nasdaq rules and requirements concerning related party transactions. Related party transactions are transactions in which: (i)the Company is a participant, (ii) the amount involved exceeds $120,000 and (iii) a related party of the Company has or will have a direct or indirect material interest. Related parties of the Company include directors (including nominees for election as directors), executive officers, five percent stockholders, and the immediate family members of these persons. The Audit Committee, in consultation with management and outside counsel, as appropriate, reviews potential related party transactions to determine if they are subject to the Related Party Transaction Policy. If so, the transaction will be referred to the Audit Committee for approval. In determining whether to approve a related party transaction, the Audit Committee will consider, among other factors, the fairness of the proposed transaction, the direct or indirect nature of the related party’s interest in the transaction, the appearance of an improper conflict of interests for any director or executive officer taking into account the size of the transaction and the financial position of the related party, whether the transaction would impair an outside director’s independence, the acceptability of the transaction to our regulators and the potential violations of other corporate policies. The Company’s Related Party Transactions Policy is available on our website at investors.alerus.com.

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PROPOSAL 2— Ratification of The Appointment of RSM US LLP as Our Independent Registered Public Accounting Firm

GENERAL

The Audit Committee of the Board has appointed RSM to serve as our independent registered public accounting firm for the year ending December 31, 2023, and stockholders are being asked to ratify that appointment. If the appointment of RSM is not ratified, the matter of the appointment of our independent registered public accounting firm will be reconsidered by the Audit Committee. The Board has invited representatives of RSM to be present at the virtual Annual Meeting, and expects that they will attend the Annual Meeting to respond to appropriate questions and to make a statement if they so desire.

Change of independent auditor

On December 1, 2022, following a competitive proposal process, our Audit Committee approved the dismissal of CliftonLarsonAllen LLP (“CLA”), as our independent registered public accounting firm, upon completion of the audit of our consolidated financial statements for the year ending December 31, 2022.

CLA’s reports on our consolidated financial statements as of and for the years ended December 31, 2022 and 2021 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the two fiscal years ended December 31, 2022 and 2021, and through the date of the Audit Committee’s action dismissing CLA, there have been no (a)”disagreements” (within the meaning of Item 301(a)(1)(iv) of Regulation S-K) with CLA on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to CLA’s satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its reports on the Company’s financial statements, or (b)”reportable events” requiring disclosure pursuant to Item 304(a)(1)(v) of Regulation S-K.

We provided CLA with a copy of the disclosure we made in response to Item 304(a) of Regulation S-K, and requested that CLA furnish us with a copy of its letter addressed to the SEC, pursuant to Item 304(a)(3) of Regulation S-K, stating whether or not CLA agrees with the statements set forth above. A copy of CLA’s letter to the SEC dated December 6, 2022 was filed as Exhibit 16.1 to our Current Report on Form 8-K, filed with the SEC on December 6, 2022.

In connection with the dismissal of CLA and on the same date, the Audit Committee approved the engagement of RSM as our new independent registered public accounting firm for the year ending December 31, 2023, effective January 1, 2023. During 2022 and 2021, and through the date of the Audit Committee’s action engaging RSM, neither we, nor anyone on our behalf, consulted with RSM regarding either (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, or (b) any matter that was either the subject of a “disagreement” as described in Item 304(a)(1)(iv) of Regulation S-K, or any “reportable events,” as defined in Item 304(a)(1)(v) of Regulation S-K.

STOCKHOLDER VOTE NECESSARY TO RATIFY THE APPOINTMENT OF RSM AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ratification of the appointment of RSM must receive the affirmative vote of the majority of shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter. Abstentions will have the same legal effect as a vote “against” this matter, while broker non-votes, because they will not be counted as entitled to vote, will not affect the voting on this matter.

BOARD RECOMMENDATION

We recommend that you vote “FOR” the ratification of the appointment of RSM to serve as our independent registered public accounting firm for the year ending December 31, 2023. Proxies properly signed and returned will be voted “FOR” this proposal unless you specify otherwise.

2023 Proxy Statement	29

ACCOUNTANT FEES

For the fiscal years ended December 31, 2022 and 2021, the Company incurred the following fees for professional services performed by CLA:

	2022	2021

Audit fees(1)	$174,365	$227,925

Audit-related fees(2)	9,789	1,760

Tax fees(3)	50,370	71,770

All other fees(4)	19,700	18,970

(1)	Audit fees include fees for professional services performed by CLA for (i) the audit of the Company’s consolidated annual financial statements, (ii) the review of the interim condensed consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q, (iii) the services that are normally provided by the principal accountant in connection with statutory and regulatory filings or engagements, and (iv) other services that generally only the principal accountant can provide.
(2)	Audit-related fees include fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” These services may include accounting consultations in connection with acquisitions and divestitures, attestation services that are not required by statute or regulation, and consultations concerning financial accounting and reporting standards.
(3)	Tax fees include fees incurred for professional services rendered for tax compliance, tax advice, and tax planning including preparation of corporation income tax returns.
(4)	All other fees include amounts billed for any other products or services offered by CLA, including reimbursement of out-of-pocket costs, primarily relating to travel.

The Audit Committee, after consideration of these matters, does not believe that the rendering of these services by CLA is incompatible with maintaining their independence as our principal accountants.

AUDIT COMMITTEE PRE-APPROVAL POLICY

Among other things, the Audit Committee is responsible for appointing, setting compensation for, and overseeing the work of the independent registered public accounting firm. We have adopted a pre-approval policy under which the Audit Committee approves in advance all audit and non-audit services to be performed by our independent registered public accounting firm. As part of its pre-approval policy, the Audit Committee considers whether the provision of any proposed non-audit services is consistent with the SEC’s rules on auditor independence. In accordance with the pre-approval policy, the Audit Committee has pre-approved certain specified audit and non-audit services to be provided by CLA for up to twelve months from the date of the pre-approval. All of the services referred to above for 2022 were pre-approved by the Audit Committee.

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Audit Committee Report

The following is the report of the Audit Committee with respect to the Company’s audited financial statements as of and for the year ended December 31, 2022. The information contained in this report shall not be deemed to be “soliciting material” or to otherwise be considered “filed” with the SEC, and such information shall not be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates this report by reference in such filing.

The Audit Committee assists the Board in carrying out its oversight responsibilities for our financial reporting process, audit process and internal controls. The Audit Committee also reviews the audited financial statements and recommends to the Board that they be included in our Annual Report on Form 10-K. The committee is currently comprised of Mr. Lemke, Mr. Coughlin, Ms. Zimmer and Mr. Vetter. All of the members have been determined to be “independent,” as defined by Nasdaq.

The Audit Committee has reviewed and discussed our audited financial statements for 2022 with our management and CLA, our independent registered public accounting firm, with respect to the 2022 fiscal year. The Audit Committee has also discussed with CLA the matters required to be discussed by the Public Company Accounting Oversight Board (“PCAOB”), including Auditing Standard No. 1301 (Communications with Audit Committees) and the SEC, received and discussed the written disclosures and the letter from CLA required by PCAOB regarding CLA’s communication with the Audit Committee concerning independence, including Rule 3526 (Communication with Audit Committees Concerning Independence) and discussed with CLA its independence. Based on the review and discussions with management and CLA the Audit Committee has recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K as filed with the SEC on March 13, 2023.

This report is submitted on behalf of the current members of the Audit Committee:

Kevin D. Lemke	Mary E. Zimmer	Daniel E. Coughlin
Galen G. Vetter (chair)

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Other Matters

Upon written request addressed to Jerrod Hanson, Alerus Financial Corporation, P.O. Box 6001, Grand Forks, North Dakota, 58206-6001, from any person solicited herein, we will provide, at no cost, a copy of our 2022 Annual Report on Form 10-K as filed with the SEC.

Our Board does not know of any matter to be brought before the Annual Meeting other than the matters set forth in the Notice of Annual Meeting of Stockholders and matters incident to the conduct of the Annual Meeting. If any other matter should properly come before the Annual Meeting, the persons named in the enclosed proxy card will have discretionary authority to vote all proxies with respect thereto in accordance with their best judgment.

By Order of the Board of Directors

Daniel E. Coughlin
Executive Chairman

Grand Forks, North Dakota
March 27, 2023

2023 Proxy Statement	32

ANNUAL MEETING OF STOCKHOLDERS OF ALERUS FINANCIAL CORPORATION May 8, 2023 IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING: The Notice and Proxy Statement and Annual Report are available at http://www.astproxyportal.com/ast/19579/ Please sign, date and mail your proxy card in the envelope provided as soon as possible. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. Election of Directors: O Daniel E. Coughlin O Kevin D. Lemke O Michael S. Mathews O Randy L. Newman O Galen G. Vetter O Katie A. Lorenson O Janet O. Estep O Mary E. Zimmer 2. Ratification of the appointment of RSM US LLP as the independent public accounting firm for the Corporation for the fiscal year ending December 31, 2023. NOTE: This proxy will be voted in the discretion of the named proxies upon all other matters that may properly come before the annual meeting and any adjournments or postponements of the meeting. FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: NOMINEES: THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH NOMINEE LISTED UNDER PROPOSAL 1 AND A VOTE “FOR” PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Please detach along perforated line and mail in the envelope provided. ------------------ ---------------- 20830000000000000100 2 050823 GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. FOR AGAINST ABSTAIN Mark “X” here if you plan to attend this virtual meeting. HOUSEHOLDING ELECTION - Mark “X” here if you consent to receive certain future investor communications in a single package per household.

Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: JOHN SMITH 1234 MAIN STREET APT. 203 NEW YORK, NY 10038 ANNUAL MEETING OF STOCKHOLDERS OF ALERUS FINANCIAL CORPORATION May 8, 2023 PROXY VOTING INSTRUCTIONS Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH NOMINEE LISTED UNDER PROPOSAL 1 AND A VOTE “FOR” PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x ------------------ ---------------- 20830000000000000100 2 050823 COMPANY NUMBER ACCOUNT NUMBER IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING: The Notice and Proxy Statement and Annual Report are available at http://www.astproxyportal.com/ast/19579/ 1. Election of Directors: O Daniel E. Coughlin O Kevin D. Lemke O Michael S. Mathews O Randy L. Newman O Galen G. Vetter O Katie A. Lorenson O Janet O. Estep O Mary E. Zimmer FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) NOMINEES: 2. Ratification of the appointment of RSM US LLP as the independent public accounting firm for the Corporation for the fiscal year ending December 31, 2023. NOTE: This proxy will be voted in the discretion of the named proxies upon all other matters that may properly come before the annual meeting and any adjournments or postponements of the meeting. FOR AGAINST ABSTAIN Mark “X” here if you plan to attend this virtual meeting. HOUSEHOLDING ELECTION - Mark “X” here if you consent to receive certain future investor communications in a single package per household. INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries and follow the instructions. Have your proxy card available when you call. Vote online/phone until 11:59 PM EST on May 7, 2023. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. VIRTUALLY AT THE MEETING - The company will be hosting the meeting live via the Internet this year. To attend the meeting via the Internet, please visit https://web.lumiagm.com/288140204 (password: alerus2023) and be sure to have your control number available. GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy materials, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

0 ------------------ . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ---------------- 14475 ALERUS FINANCIAL CORPORATION THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS MAY 8, 2023 The undersigned hereby appoints Jerrod Hanson and Dan Statsick, or either of them acting in the absence of the other, with power of substitution, as attorneys and proxies, for and in the name and place of the undersigned, to vote the number of common shares that the undersigned would be entitled to vote if then present at the Annual Meeting of Stockholders of Alerus Financial Corporation to be held virtually at https://web.lumiagm.com/288140204 (password: alerus2023), on Monday, May 8, 2023, at 1:30 p.m., Central Time, and at any adjournments or postponements of the meeting, upon the matters set forth in the notice of annual meeting and proxy statement, receipt of which is hereby acknowledged, on the reverse side. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF EACH NOMINEE LISTED UNDER PROPOSAL 1 AND “FOR” PROPOSAL 2. (Continued and to be signed on the reverse side.) 1.1